UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report(Date of earliest event reported)      April 26, 2005

CONSULIER ENGINEERING, INC.

(Exact name of registrant as specified in its charter)

Florida	0-17756	59-2556878

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2391 Old Dixie Highway, Riviera Beach, Florida	33404-5456

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (561) 842-2492

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director of Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 21, 2005, Anthony J. Marcico was named as President and CEO of Patient Care Technology Systems, LLC., Consulier Engineering, Inc.’s California based subsidiary, in place of Raphael Inbar who had taken a leave of absence due to personal reasons.

Mr. Marsico, 39, was previously Patient Care Technology Systems, LLC.’s Vice President of Customer Service. Prior to joining Patient Care Technology Systems, LLC. Prior to joining Patient Care Technology Systems, LLC., Mr. Marsico was the President and CEO of Healthcare Technology, Inc., the leading provider of passive patient tracking and reporting in emergency rooms, whose technology was acquired by Patient Care Technology Systems, LLC. in November, 2004.

Mr. Marsico has a Bachelors of Science degree in Physics and Mathematics from Wolford College and a Masters of Technical and Scientific Communications from Miami University of Ohio .

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consulier Engineering, Inc.
(Registrant)
Alan R. Simon, Secretary

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